                                                                    Exhibit 10.5

                                   AGREEMENT

     THIS AGREEMENT is made and entered into as of the 27th day of July, 2000, by and between Jameson Inns, Inc., a Georgia corporation ("Jameson") and Jameson Hospitality, L.L.C., a Georgia limited liability company ("Lessee").

                                   RECITALS:

     WHEREAS, the Lessee, through its Operating Division (the "Lessee Operating Division"), is the lessee of hotels (the "Inns") which are owned by Jameson and billboards and other outdoor advertising assets (the "Billboards") which are owned by Jameson Outdoor Advertising Company, a wholly-owned subsidiary of Jameson;

     WHEREAS, the Lessee is the owner of both the Jameson Inns and Signature Inns trademarks (collectively the "Trademarks");

     WHEREAS, the Board of Jameson has been considering various strategies regarding the future operation, ownership, prospects and structure of Jameson, which could involve a sale or other transfer of a controlling interest in Jameson or its assets in one or more transactions in which the transferee ("Purchaser") may want to combine the ownership and the operations of the Inns and the Billboards;

     WHEREAS, Jameson has begun a process seeking possible Purchasers of its stock or assets and wants to provide for the possibility of a Purchaser who may want to acquire the operations of the Inns and the Billboards in connection with the acquisition of Jameson or its assets; and

     WHEREAS, each of the parties hereto believes that it is in its best interests for there to be an agreement between Lessee and the Purchaser which would provide that Lessee will sell and Purchaser will purchase the Lessee Operating Division from Lessee on the terms set forth in the form of Asset Purchase Agreement attached hereto as Exhibit A and incorporated herein by reference (the "Asset Purchase Agreement").

     NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

     Section 1.  Definitions.  Unless otherwise defined in this Agreement or
                 -----------
unless the context clearly requires to the contrary, capitalized terms used herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

     Section 2.  Commitment to Enter Into Asset Purchase Agreement.  Subject to
                 -------------------------------------------------
the other terms and conditions hereof, Jameson agrees that if, during the term of this

Agreement, it should enter into a Transaction Agreement, contemporaneously with the execution of the Transaction Agreement, Jameson shall require that the Purchaser enter into the Asset Purchase Agreement and shall require that the closing of the transaction contemplated by the Asset Purchase Agreement shall be a condition to the closing of the Transaction. Lessee agrees that if a Transaction Agreement is entered into within the term of this Agreement, it will execute and deliver the Asset Purchase Agreement and will become bound thereby. Immediately following the execution of the Transaction Agreement and the Asset Purchase Agreement, Jameson will provide Lessee a true and correct copy of the Transaction Agreement complete with all exhibits, schedules and other attachments and Lessee will provide Jameson with a true and correct copy of the Asset Purchase Agreement complete with all exhibits, schedules and other attachments. Each party will continue to keep the other notified of the status of and the progress being made toward the consummation of the Transaction and the other transactions contemplated hereby and thereby.

     Section 3.  Representations, Warranties and Covenants of Lessee.  Lessee
                 ---------------------------------------------------
does hereby make, and agrees to make, to and for the benefit of the Purchaser, the representations and warranties set forth in Section 4.1 of the Asset Purchase Agreement and makes and agrees to perform those covenants required of Lessee under Article 5 of the Asset Purchase Agreement. In particular but without limitation, Lessee shall comply with its obligations under Sections 5.2 with respect to each potential Purchaser with whom Jameson is conducting discussions or negotiations for a Transaction.

     Section 4.  Representations, Warranties and Covenants of Jameson.
                 ----------------------------------------------------

     (a)   Due Organization of Jameson.   Jameson is duly organized, validly
           ---------------------------
existing and in good standing under the laws of the State of Georgia, and has the requisite power and authority to own, lease and operate its properties and to conduct its business as now conducted by it. Jameson has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. Jameson is qualified to do business and is in good standing as a foreign corporation, partnership or other entity, as applicable, in all jurisdictions in which it conducts its business, except where the failure to be so qualified would not, individually or in the aggregate, materially adversely affect its ability to perform its obligations hereunder.

     (b) Authorization and Validity of Agreement.  Jameson has all requisite
         ---------------------------------------
power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Jameson of this Agreement and the consummation by Jameson of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Jameson. This Agreement has been duly executed and delivered by Jameson and constitutes a valid and legally binding obligation of Jameson, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance and other similar laws affecting the enforcement of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

     (c) No Government Approvals or Notices Required; No Conflict with
         -------------------------------------------------------------
Instruments.  Except as described in Schedule 4(c), the execution, delivery and
-----------                          -------------
performance of this Agreement by Jameson and the consummation by Jameson of the transactions contemplated hereby will not (i) violate, conflict with or result in a breach of any provision of the Articles of Incorporation or bylaws of such party, (ii) except for any filings required under the HSR Act, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, (iii) require the consent or approval of any Person (other than a Governmental Authority), violate, conflict with or result in a breach of any provision of, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to any Person any right of termination, cancellation, amendment or acceleration under, or result in the creation of a Lien on any of the assets, properties or limited liability interests of Jameson, under any of the provisions of any contract, lease, note, permit, franchise, license or other instrument or agreement to which Jameson is a party or by which it or its assets or properties are bound, or (iv) violate or conflict with any order, writ, injunction, decree, statute, rule or regulation of any Governmental Authority or arbitrator applicable to Jameson or its assets or properties; other than any consents and approvals the failure of which to obtain and any violations, conflicts, breaches and defaults set forth pursuant to clauses (ii), (iii) and (iv) above which, individually or in the aggregate, would not materially adversely affect the ability of Jameson to perform its obligations hereunder.

     (d) Legal Proceedings.  Except as disclosed on Schedule 4(d), as of the
         -----------------                          -------------
date hereof, there is no litigation, claim, arbitration, proceeding or investigation pending to which Jameson is a party or, to the knowledge of Jameson, threatened against Jameson or relating to any of the assets of Jameson or the transactions contemplated hereby which, either individually or in the aggregate, would reasonably be expected to restrain or enjoin the consummation of any of the transactions contemplated hereby.

     (e) Certain Fees.  Except as disclosed on Schedule 4(e), neither Jameson
         ------------                          -------------
nor any of its officers, directors or employees thereof has employed any broker or finder or incurred any other Liabilities for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

     Section 5.  Term of Agreement.  This Agreement shall be effective as of the
                 -----------------
date set forth above and shall continue in force and effect for a period of six months from the date hereof. If a Transaction Agreement has not been entered into by Jameson within such six-month period, this Agreement shall thereby terminate and be of no further force or effect. In the event a Transaction Agreement is entered into within such six-month period, this Agreement shall remain in full force and effect thereafter and until the Transaction is consummated, unless the Transaction is not consummated within six months from the date of the Transaction Agreement or otherwise terminates under its terms prior to the consummation of a Transaction; in which event this Agreement shall terminate and shall be of no further force or effect.

     Section 6.  Certain Obligations.  Effective not later than the consummation
                 -------------------
of the Transaction, all arrangements between Lessee or any Affiliate, other than Jameson and Jameson's Subsidiaries (collectively the "Lessee Parties"), on the one hand, and Jameson or any of Jameson's Subsidiaries, on the other hand, shall be terminated with no further obligations or Liabilities by Jameson or any of Jameson's Subsidiaries thereunder, except for the agreements listed on Schedule
                                                                       --------
6 (which shall not be terminated) and the obligations or liabilities incurred
-
thereunder following the consummation of the transactions. Each of the Lessee Parties severally represents to Jameson that it will repay to Jameson within 30 days of the consummation of the transactions, all amounts owing or payable by it or him to Jameson or any Jameson Subsidiary under any agreement or arrangement between any of the Lessee Parties, on the one hand, and Jameson or any of Jameson's Subsidiaries, on the other hand, whether or not such agreement or arrangement shall be terminated pursuant to this section. Notwithstanding the termination of the agreements and arrangements referred to in the second preceding sentence, the Lessee Parties shall retain all obligations and Liabilities to Jameson and its Subsidiaries under all agreements and arrangements between the Lessee Parties, on the one hand, and Jameson for all Losses incurred by it in connection with such obligations and Liabilities. Except with respect to obligations or Liabilities incurred following the consummation of the transactions under the agreements listed on Schedule 6, any
                                                                ----------
obligations or Liabilities under this Agreement, the Lessee Parties hereby release and discharge and indemnify and hold harmless Jameson, its Subsidiaries and their respective successors and assigns from all actions, causes of action, suits, debts, dues, sums of money, accounts, claims and demands owed by Jameson or any of Jameson's Subsidiaries to any of the Lessee Parties, by reason of any matter, cause, contract, course of dealing or thing whatsoever arising during, or in respect of, the period on or before the consummation of the transactions.

     Section 7.  Remedies.  The parties agree that irreparable damage would
                 --------
occur in the event that any of the provisions of this Agreement were not performed by a party hereto in accordance with the specific terms hereof. It is accordingly agreed that the non-breaching party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other party and to enforce specifically the terms and provisions of this Agreement in any federal court located in Atlanta, Georgia or in Fulton County Superior Court in Atlanta, Georgia, this being in addition to any other remedy to which a party is entitled at law or in equity.

     Section 8.  Notices. Any notice in connection with this Agreement shall be
                 -------
in writing and shall be delivered personally by overnight courier or by facsimile at the addresses or facsimile numbers given below. If notice is given by: (a) overnight courier, notice shall be deemed given when recorded on the records of the air courier as received by the receiving party; or (b) facsimile, notice shall be deemed given upon transmission, if on a business day and during business hours in the city of receipt; otherwise, notice shall be deemed to have been given at 9:00 A.M. on the next Business Day in the city of receipt.

     If to Lessee:

          Jameson Hospitality, L.L.C.
          8 Perimeter Center East
          Suite 8050
          Atlanta, Georgia 30346-1603
          Attn.: Thomas W. Kitchin
          Facsimile: (770) 901-9203

     with a copy to:

          King & Spalding
          1100 Louisiana, Suite 3300
          Houston, Texas 77002-5219
          Attn.:  Randolph C. Coley
          Facsimile: (713) 751-3290

     If to any Jameson to:

          Jameson Inns, Inc.
          8 Perimeter Center East
          Suite 8050
          Atlanta, Georgia 30346-1603
          Attn.:  President
          Facsimile: (770) 396-0103

     with copies to:

          Conner & Winters, A Professional Corporation
          3700 First Place Tower
          15 East 5th Street
          Tulsa, Oklahoma 74103
          Attn: Lynnwood R. Moore, Jr.
          Facsimile: (918) 586-8548

or to such other address as any such party shall designate by written notice to the other parties hereto.

     Section 7.  Governing Law.  This Agreement shall be governed by, and
                 -------------
construed in accordance with, the laws of the state of Georgia, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

     Section 8.  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, each of the parties has signed its name to this Agreement, authorized as of the day and year first above written.


                                 JAMESON INNS, INC.


                                 By:___________________
                                 Name:   Craig R. Kitchin
                                 Title:  President


                                 JAMESON HOSPITALITY, L.L.C.


                                 By: ___________________
                                 Name:   Thomas W. Kitchin
                                 Title:  President and Manager

                                 Schedule 4(c)
 Exceptions to representation of no government approvals or notices required;
                    and no conflict with other instruments


                                 None.

                                 Schedule 4(d)
                 Exceptions to representation of no litigation

                                 None

                                 Schedule 4(e)
                  Exceptions to representation as to no fees

     Obligations to pay investment banking fees to Banc of America Securities LLC pursuant to letter agreement dated February 24, 2000.

                                   Exhibit A

                           ASSET PURCHASE AGREEMENT


     This ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of ____ _________, 2000, by and between ____________________________________
("Purchaser"), and JAMESON HOSPITALITY, L.L.C., a Georgia limited liability company ("Lessee").

                                R E C I T A L S:

     WHEREAS, the Lessee, through its Operating Division (the "Lessee Operating Division"), is the lessee of hotels (the "Inns") which are owned by Jameson Inns, Inc., a Georgia corporation ("Jameson") and billboards and other outdoor advertising assets (the "Billboards")which are owned by Jameson Outdoor Advertising Company, a wholly-owned subsidiary of Jameson;

     WHEREAS, the Lessee is the owner of both the Jameson Inns and Signature Inns trademarks (collectively the "Trademarks");

     WHEREAS, Purchaser and Jameson have entered into that certain [name and date of definitive agreement] (the "Transaction Agreement") and in accordance with the terms hereof, Purchaser has agreed to enter into this Asset Purchase Agreement;

     WHEREAS, Lessee has agreed in that certain Agreement dated as of July 27, 2000 with Jameson to enter into this Agreement;

     NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, the sufficiency of which is hereby acknowledged and intending to be legally bound, the parties hereto hereby agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS

     SECTION 1.1 DEFINITIONS.

     (a) For the purposes of this Agreement, the following terms shall have the meanings set forth below:

     "AFFILIATE" means with respect to a specified Person, any Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the specified Person.

     "ASSUMED LIABILITIES" shall mean those liabilities or obligations to be assumed by Purchaser and listed on Schedule 1.1(a) attached hereto.
                                   ---------------

     "BILLBOARDS" shall have the meaning ascribed to such term in the recitals hereto.

     "BUSINESS DAY" means a day, other than Saturday or Sunday, on which commercial banks in New York City are open for the general transaction of business.

     "CLOSING" shall mean the consummation of the purchase and sale of the Lessee Operating Division pursuant to the terms of this Agreement.

     "CLOSING DATE" means the date of the Closing hereunder, as provided in
Section 2.3 hereof.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

     "EFFECTIVE DATE OF THIS AGREEMENT" shall mean the date on which the parties hereto execute this Agreement.

     "ENVIRONMENTAL LAWS" means any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or other legally enforceable requirement (including, without limitation, common law) of the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment of human health, or employee health and safety.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EXCLUDED ASSETS" shall mean the assets set forth on Schedule 1.1(b)
                                                          ---------------
attached hereto, which are not included in the Lessee Operating Division.

     "EXCLUDED LIABILITIES" shall mean the liabilities or obligations set forth on Schedule 1.1(c) attached hereto, which liabilities or obligations Purchaser
   ---------------
will not incur or assume with relation to the purchase of Lessee Operating Division.

     "GAAP" means generally accepted accounting principles in the United States.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government.

     "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "INCLUDED ASSETS" shall mean the assets, properties and rights of Lessee used in the Lessee Operating Division to be acquired by the Purchaser and as listed on Schedule 1.1(d) attached hereto.
          ---------------

     "INNS" means all of the inns and hotels owned by Jameson which are leased to Lessee under Master Leases.

     "JAMESON" shall include its Subsidiaries and shall otherwise have the meaning ascribed to such term in the recitals hereto.

     "LEASED REAL PROPERTY" shall mean the Inns, Billboards and any other real property subject to a lease between Jameson and the Lessee.

     "LESSEE" shall have the meaning ascribed to such term in the opening paragraph of this Agreement and shall include any Subsidiary of Lessee who may own any of the Included Assets, be obligated on any of the Assumed Liabilities or otherwise included in any respect on the Lessee Operating Division, to the extent of such ownership, obligation or involvement.

     "LESSEE OPERATING DIVISION" means the Included Assets to be sold pursuant to this Agreement and the Assumed Liabilities which are to be assumed pursuant this Agreement.

     "LIABILITIES" means, as to any Person, all debts, liabilities and obligations, direct, indirect, absolute or contingent of such Person, whether accrued, vested or otherwise, whether known or unknown and whether or not actually reflected, or required in accordance with GAAP to be reflected, in such Person's balance sheets.

     "LIEN" means any mortgage, pledge, security interest, claim, encumbrance, lien or charge of any kind.

     "LOSSES" means any and all damages, claims, losses, expenses, costs and Liabilities including, without limiting the generality of the foregoing, Liabilities for all reasonable attorneys' fees and expenses (including reasonable attorney and expert fees and expenses incurred to enforce the terms of this Agreement).

     "MASTER LEASES" means those master leases between Jameson or one or more of its Subsidiaries as lessor and Lessee as lessee, including all amendments, supplements and additions thereto.

     "MATERIAL ADVERSE EFFECT" means (x) a material adverse effect on the Included Assets or the Assumed Liabilities, business, results of operations or condition (financial or otherwise) of Lessee Operating Division or (y) the effect of preventing or delaying beyond a date which is six months after the Effective Date of this Agreement the consummation of the transactions contemplated hereby.

     "MATERIALS OF ENVIRONMENTAL CONCERN" means any gasoline or petroleum (including, without limitation, crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, and any other substances of any kind, whether or not any such substance is defined as hazardous or toxic under any Environmental Law that is regulated under any Environmental Law.

     "PERMITTED LIENS" means (i) Liens for Taxes that (x) are not yet due or delinquent or (y) are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;
(ii) statutory Liens or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business with respect to amounts not yet overdue for a period of 45 days or amounts being contested in good faith by appropriate proceedings if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; (iii) Liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other types of social security or similar benefits; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature; (v) any installment not yet due and payable of assessments of any Governmental Authority imposed after the date hereof; and (vi) any other Liens imposed by operation of law that do not, individually or in the aggregate, have a Material Adverse Effect on the Lessee Operating Division.

     "PERSON" means any individual, corporation, partnership, joint venture, trust, incorporated organization, limited liability company, other form of business or legal entity or Governmental Authority.

     "PURCHASE PRICE" shall have the meaning given such term in Section 2.1 of this Agreement.

     "PURCHASER" means the party referred to in the opening paragraph of Agreement and any assignee thereof permitted by Section 9.4 hereof.

     "REIT" means real estate investment trust as that term is used and defined in the Code.

     "SUBSIDIARY" or "SUBSIDIARIES" of any Person means any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity and any partnership of which such Person serves as general partner.

     "TAX RETURN" means any return, report or statement required to be filed with any governmental authority with respect to Taxes, including any schedule or attachment thereto or amendment thereof.

     "TAXES" means any taxes of any kind, including but not limited to those on or measured by or referred to as income, gross receipts, capital, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign.

     "TRANSFER" means, directly or indirectly, assign, sell, exchange, transfer, pledge, mortgage, hypothecate or otherwise dispose or encumber.

     "TRANSACTION" means the transaction or transactions contemplated by the Transaction Agreement.

     (b) The terms used in this Agreement which are defined in (i) the introductory paragraphs of this Agreement, (ii) in the further Articles of this Agreement, and (iii) in the Schedules and Exhibits attached to this Agreement, shall have the respective definitions there ascribed to them.

     (c) As used in this Agreement, each of the following capitalized terms shall have the meaning ascribed to them in the Section set forth opposite such term:

       Term                                              Section
       ----                                              -------
       Agreement                                         Preamble
       Billboard Lease                                  4.1(g)(ii)
       Closing                                            3.2
       December 31 Balance Sheets                       4.1(d)(i)
       December 31 Financial Statements                 4.1(d)(i)
       Lessee Employee Benefit Plans                    4.1(m)(i)
       Lessee Operating Division                        Recitals
       Insurance Policies                                4.1(p)
       Intellectual Property                             4.1(j)
       Lessee                                           Recitals
       Lessee Benefit Program or Agreement              4.1(m)(i)
       Lessee ERISA Affiliate                           4.1(m)(i)
       Lessee Plan                                      4.1(m)(i)
       PBGC                                            4.1(m)(iii)
       Trademarks                                       Recitals
       Transaction Agreement                            Recitals
       Technology                                        4.1(j)

     SECTION 1.2 OTHER INTERPRETIVE PROVISIONS. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "hereof", "herein," "hereby" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                                   ARTICLE 2
                            ASSET PURCHASE AND SALE

     SECTION 2.1 AGREEMENT TO SELL. At the Closing (as hereinafter defined), Lessee shall grant, sell, convey, assign, transfer and deliver (collectively "transfer") to Purchaser, upon the terms and conditions specified in this Agreement, and in reliance on the representations, warranties and covenants of Purchaser contained herein, all right, title and interest in the Included Assets, free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances except the Assumed Liabilities (as defined herein).

     SECTION 2.2 AGREEMENT TO PURCHASE. At the Closing, Purchaser shall purchase the Included Assets from Lessee, upon and subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants of Lessee contained herein, in exchange for the Purchase Price (as hereinafter defined) as provided in Section 2.3 hereof.

     SECTION 2.3 PURCHASE PRICE. The aggregate consideration for the sale of the Lessee Operating Division shall be Seventeen Million and No/100 Dollars ($17,000,000.00) in cash plus the assumption of the Assumed Liabilities (the "Purchase Price"). The cash portion of the Purchase Price shall be paid by the Purchaser to Lessee at the Closing by wire transfer of immediately available federal funds to an account as designated by the Lessee in writing to Purchaser not less than two days prior to the Closing Date.

     SECTION 2.4 ASSUMPTION OF ASSUMED LIABILITIES. At the Closing, Purchaser shall assume and agree to pay, discharge or perform, as appropriate, the Assumed Liabilities. In no event shall Purchaser assume or incur any liability or obligation under this Agreement or otherwise become responsible in respect to the Excluded Liabilities (as defined herein).


                                   ARTICLE 3
                         CLOSING; ITEMS TO BE DELIVERED

     SECTION 3.1 CLOSING EVENTS.

     (a) Deliveries by Lessee. At Closing, Lessee will deliver to the Purchaser
         --------------------
the certificates and other items required under Section 6.2 hereof and all necessary and appropriate instruments of transfer and assumption of the Included Assets and Assumed Liabilities.

     (b) Deliveries by the Purchaser.  At Closing, the Purchaser will deliver to
         ---------------------------
Lessee the certificates and other items required under Section 6.3 hereof, will pay the cash portion of Purchase Price to Lessee as contemplated by Section 2.3 and will deliver all instruments as are necessary and appropriate to evidence its assumption of the Assumed Liabilities.

     SECTION 3.2 TIME AND PLACE OF CLOSING. Subject to the satisfaction (or waiver by the parties entitled to the benefit thereof) of the conditions set forth in Article 6, the closing of the transactions contemplated hereby (the "Closing") shall take place at the same location as and concurrently with the closing of the Transaction.

                                   ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF LESSEE

     SECTION 4.1 REPRESENTATIONS AND WARRANTIES OF LESSEE. Lessee represents and warrants to Purchaser as follows:

     (a) Due Organization; Power and Good Standing. Lessee is a limited
         -----------------------------------------
liability company duly organized, validly existing and in good standing under the laws of the State of Georgia, and has the requisite power and authority to own, lease and operate its properties and to conduct its business as is now being conducted. Lessee is qualified to do business and is in good standing as a foreign limited liability company in all jurisdictions in which it conducts its business, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Lessee has made available to Purchaser complete and correct copies of the Operating Agreement and Articles of Organization of Lessee.

     (b) Authorization and Validity of Agreement. Lessee has all requisite power
         ---------------------------------------
and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Lessee and constitutes a valid and legally binding obligation of Lessee enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance and other similar laws affecting the enforcement of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

     (c) No Government Approvals or Notices Required; No Conflict with
         -------------------------------------------------------------
Instruments. Except as described in Schedule 4.1(c), the execution, delivery and
-----------                         ---------------
performance of this Agreement by Lessee and the consummation by it of the transactions contemplated hereby will not (i) violate, conflict with or result in a breach of any provision of the Articles of Organization or Operating Agreement of the Lessee, (ii) except for any filings required under the HSR Act, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, (iii) require the consent or approval of any Person (other than a Governmental Authority), violate, conflict with or result in a breach of any provision of, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to any Person any right of termination, cancellation, amendment, purchase, sale or acceleration under, or result in the creation of a Lien on any of the Included Assets or Assumed Liabilities under any of the provisions of any contract, lease, note, permit, franchise, license or other instrument or agreement to which such Person is a party or by which it or and any of the Included Assets or Assumed Liabilities are bound, or (iv) violate or conflict with any order, writ, injunction, decree, statute, rule or regulation of any Governmental Authority or arbitrator applicable to Lessee or any of the Included Assets or Assumed Liabilities; other than any consents and approvals the failure of which to obtain and any violations, conflicts, breaches and defaults set forth pursuant to clauses (ii), (iii) and (iv) above which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

     (d)  Financial Information, Liabilities
          ----------------------------------

          (i) Attached as Schedule 4.1(d)(i) are the audited consolidated
                          ------------------
     balance sheets of Lessee as at December 31, 1999 (the "December 31 Balance Sheets") and the accompanying audited consolidated statements of operations and cash flows and, with respect to the Lessee, stockholder's equity for the year then ended audited by Ernst & Young LLP (together with the December 31 Balance Sheets, the "December 31 Financial Statements"). The December 31 Financial Statements have been prepared in accordance with GAAP (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Lessee as at December 31, 1999 and the results of operations of Lessee for the year then ended.

          (ii)  Lessee has no Liabilities or obligations with respect to the Lessee Operating Division except: (A) as set forth on Schedule
                                                               --------
     4.1(e)(ii); (B) Liabilities disclosed on the applicable December 31, 1999
     ----------
     Balance Sheet; (C) Liabilities under all contracts and agreements set forth on the schedules hereto, other than any such Liabilities in respect of indebtedness for borrowed money; (D) Liabilities incurred subsequent to December 31, 1999 in the ordinary course of business consistent with past practice and in compliance with the provisions of this Agreement; (E) Liabilities arising from litigation relating to the Transaction; and (F) Liabilities under all contracts and agreements entered into by such Person after the date of this Agreement so long as such contract or agreement was entered into in compliance with this Agreement.

          (iii) As of December 31, 1999, except as set forth on the December 31, 1999 Balance Sheet or reserved against on such balance sheet, Lessee does not have Liabilities relating to the Lessee Operating Division of the type required to be reflected as Liabilities on a balance sheet prepared in accordance with GAAP.

          (iv) The attached unaudited pro forma financial information (including the related notes), if any, complies as to form in all material respects to the applicable accounting requirements, and management of Lessee believes that the assumptions underlying the pro forma adjustments are reasonable. Such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Lessee and Lessee Operating Division, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified.

     (e)  Absence of Certain Changes or Events. Since December 31, 1999, Lessee
          ------------------------------------
has conducted the Lessee Operating Division in all material respects in the ordinary course of business consistent with past practice, and there has not been any material adverse change in the assets, Liabilities, business, results of operations or condition (financial or otherwise) of or any damage, destruction, loss, conversion, condemnation or taking by eminent domain related to any material Included Assets or Assumed Liabilities. In addition, except as disclosed on Schedule 4.1(e) or in the December 31 Financial Statements, from
             ---------------
December 31, 1999 to the date hereof, Lessee has not, other than as expressly contemplated by this Agreement:

          (i) increased the compensation or benefits payable by it to its employees of the Lessee Operating Division except for increases in compensation or benefits in the ordinary course of business consistent with past practice;

          (ii) in connection with the Lessee Operating Division, incurred, assumed or guaranteed any (i) indebtedness for borrowed money or (ii) other than in the ordinary course of business consistent with past practice, any other indebtedness;

          (iii) in connection with the Lessee Operating Division, made any loan or advance to any Person, except in the ordinary course of business consistent with past practice;

          (iv) in connection with the Lessee Operating Division, made any capital expenditure or commitment for any capital expenditure in excess of $10,000 individually or $100,000 in the aggregate;

          (v) merged or consolidated with, or acquired an interest in, any Person or otherwise acquired any material assets in connection with the Lessee Operating Division, except for acquisitions in the ordinary course of business consistent with past practice;

          (vi) sold or otherwise disposed of any material properties or assets, utilized in connection with the Lessee Operating Division, except for dispositions in the ordinary course of business consistent with past practice;

          (vii) mortgaged, pledged or encumbered any material assets utilized in connection with the Lessee Operating Division, other than pursuant to Permitted Liens;

          (viii) issued, sold or redeemed any equity interests, notes, bonds or other securities, or any option, warrant or other right to acquire the same;

          (ix)   amended its Articles of Organization or Operating Agreement;

          (x) in connection with the Lessee Operating Division, made any change in the financial or accounting practices or policies customarily followed by it (other than changes required by GAAP); or

          (xi) entered into any contract or other agreement to do any of the foregoing.

     (f) Contracts, Permits and Other Data. Schedule 4.1(f) lists all of the
         ---------------------------------  ---------------
following to which Lessee is a party as of the date hereof and which relates to the Lessee Operating Division or are Included Assets or Assumed Liabilities:

          (i) contracts containing covenants limiting the freedom of Lessee after the date hereof (A) to engage in any line of business or to compete with any Person or (B) to incur indebtedness for borrowed money;

          (ii) partnership, limited liability company, or joint venture or shareholder agreements;

          (iii)  management agreements;

          (iv)   employment agreements;

          (v) contracts which provide for payments after the date hereof in excess of $50,000 during any one-year period and which are not otherwise listed on Schedule 4.1(f) or Schedules 4.1(g)(ii) through (iv);
               ---------------    --------------------

          (vi) mortgages, pledges, security agreements, deeds of trust or other instruments creating or, to the knowledge of Lessee, purporting to create Liens; or

          (viii) contracts for the sale or other Transfer of any material Included Assets of Lessee after the date hereof.

     Except as specified in Schedule 4.1(f) hereto, all instruments listed on
                            ---------------
Schedule 4.1(f) and all other rights, licenses, leases, registrations,
---------------
applications, contracts, commitments and other agreements of Lessee which are necessary to the ownership and operation of the Lessee Operating Division, or by which Lessee is bound to the extent they are necessary to the operation of the Lessee Operating Division are legal, valid and binding obligations of Lessee and, to the best of the knowledge of Lessee, each other party thereto, enforceable in accordance with their terms, except for such failures to be enforceable that would not, individually or in the aggregate, have a Material Adverse Effect, and subject to applicable bankruptcy, insolvency, fraudulent conveyance and other similar laws affecting the enforcement of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies. Neither Lessee nor, to the knowledge of Lessee, any other party, is in breach or default in the performance of any obligation thereunder and no event has occurred or has failed to occur whereby any of the other parties thereto have been or will be released therefrom or will be entitled to refuse to perform thereunder, in any case which would have, either individually or in the aggregate, a Material Adverse Effect.

     (g)  Properties.
          ----------

          (i)   Owned Real Property. Lessee does not own a fee interest in any
                -------------------
     real property which is related to Lessee Operating Division and Lessee has not owned a fee interest in any real property since January 1, 1995.

          (ii)  Leased Real Property. Schedule 4.1(g)(ii) sets forth as of the
                --------------------  -------------------
     date hereof, by address, each Leased Real Property, which are leased from Jameson or its Subsidiaries under the applicable Master Leases and the leases and subleases of Billboards (the "Billboard Lease"). Except as set forth on Schedule 4.1(g)(ii), as of the date hereof, Lessee is not a lessor
              ---------------
     under any ground lease. Other than such exceptions which would not, individually or in the aggregate, have a Material Adverse Effect, all Master Leases and the Billboard Lease (i) are legal, valid and binding obligations of Lessee and to the knowledge of Lessee, enforceable in accordance with their terms, and subject to applicable bankruptcy, insolvency, fraudulent conveyance and other similar laws affecting the enforcement of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies, and (ii) to the knowledge of Lessee, grant in all respects the leasehold estates or rights of occupancy or use they purport to grant. Except as set forth on
     Schedule 4.1(g)(ii), as of the date hereof, there are no existing defaults
     -------------------
     (either on the part of Lessee or, to the knowledge of Lessee, any other party thereto) under any Master Lease or Billboard Lease and no event has occurred which, with notice or the lapse of time, or both, would constitute a default (either on the part of Lessee or, to the knowledge of Lessee, any other party thereto) under any of the Master Leases or the Billboard Lease, except for any of the foregoing which, individually or in the aggregate, would not have a Material Adverse Effect. The consummation of the Transaction or the transactions contemplated by this Agreement will not result in any payment obligations under any of the Master Leases or the Billboard Lease (whether pursuant to a "change in control" provision or otherwise) to any Person other than Jameson or its Subsidiaries, except as set forth on Schedule 4.1(g)(ii).
                  -------------------

          (iii) No Transfer Agreements. Except for this Agreement and as set
                ----------------------
     forth on Schedule 4.1(g)(iii), as of the date hereof, Lessee has not
              --------------------
     entered into any agreement to sell, transfer, mortgage, lease, grant any preferential right to purchase (including but not limited to any option, right of first refusal or right of first negotiation) with respect to, or otherwise dispose of or encumber all or any portion of its interest in, Included Assets or Assumed Liabilities.

          (iv)  Other Matters. Schedule 4.1(g)(iv), as of the date hereof, is a
                -------------  -------------------
     true, correct and complete list of all properties which Lessee is obligated, or has the right, to purchase or lease, which are now not owned or leased by Lessee.

     (h) Legal Proceedings. Except as described in Schedule 4.1(h), as of the
         -----------------                         ---------------
date hereof, there is no litigation, claim, arbitration, proceeding or investigation pending to which Lessee is a party or, to the knowledge of Lessee, threatened against Lessee which relates to any of the Included Assets or Assumed Liabilities or to the Lessee Operating Division, the Transaction or any of the transactions contemplated hereby which, either individually or in the aggregate, are reasonably likely to have a Material Adverse Effect or which seek to restrain or enjoin the consummation of any of the transactions contemplated hereby. Lessee, as of the date hereof, is not a party to nor are any of the Included Assets or Assumed Liabilities subject to any judgment, writ, decree, injunction or order entered by any court, governmental authority or arbitrator related to the Lessee Operating Division.

     (i) Labor Controversies. As of the date hereof, in connection with the
         -------------------
Lessee Operating Division, (i) there have been no labor strikes, slow-downs, work stoppages, lock-outs or other material labor controversies or disputes during the past two years, nor is any such strike, slow-down, work stoppage or other material labor controversy or dispute pending or, to the knowledge of Lessee, threatened, in each case with respect to the current or former employees of Lessee, (ii) Lessee is not a party to any labor contract, collective bargaining agreement, contract, letter of understanding or, to the knowledge of

Lessee, any other agreement, formal or informal, with any labor union or organization, nor to the knowledge of Lessee are any of the employees of Lessee represented by any labor union or organization, and (iii) Lessee has not closed any facility, effectuated any layoffs of employees or implemented any early retirement, separation or window program within the past three years nor has Lessee planned or announced any such action or program for the future except for any of the foregoing which, individually or in the aggregate, would not have a Material Adverse Effect.

     (j) Intellectual Property and Technology. Lessee owns, or is licensed or
         ------------------------------------
otherwise has the right to use in the manner currently being used, all patents, patent registrations, patent applications, trademarks, trademark registrations, trademark applications, tradenames, URLs, domain names, permits and licenses ("Intellectual Property") used by Lessee and necessary to the operation of the Lessee Operating Division, subject to the terms of the respective Master Leases, franchise agreements, licenses and other agreements, all as listed on Schedule
                                                                      --------
4.1(j)(i).  Except as would not, individually or in the aggregate, reasonably be
---------
likely to have a Material Adverse Effect, to Lessee's knowledge, Lessee has not infringed upon or is not in conflict with the Intellectual Property of any third party. Except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect, to Lessee's knowledge, all trademark registrations of Lessee are valid and subsisting and in full force and effect. To Lessee's knowledge, Lessee owns or is licensed or otherwise has the right to use all of the processes, formulae, proprietary technology, inventions, trade secrets, know-how, product descriptions and specifications ("Technology") listed on Schedule 4.1(j)(ii) in the manner currently used by Lessee, except as would
   -------------------
not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there have been no written claims (whether private or governmental) against Lessee asserting the invalidity or unenforceability of its ownership, license or other right to use any of the Technology.

     (k) Conduct of Business in Compliance with Laws.
         -------------------------------------------

          (i) Lessee has complied with all applicable laws, ordinances, regulations or orders or other requirements of any Governmental Authority applicable to it, except where the failure to be in such compliance would not have, either individually or in the aggregate, a Material Adverse Effect on the Lessee Operating Division.

          (ii) Lessee has all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities required for the ownership and conduct of the Lessee Operating Division, except where failure would not, individually or in the aggregate, have a Material Adverse Effect.

     (l) Environmental Matters. Except as set forth on Schedule 4.1(l) and
         ---------------------                         ---------------
except for matters that, individually or in the aggregate, would not have a Material Adverse Effect, (i) to Lessee's knowledge, Lessee complies and has complied with all Environmental Laws applicable to it, and has possessed and complied with all permits required under Environmental Laws relating to Lessee Operating Division; (ii) to Lessee's knowledge, there are and have been no releases of Materials of Environmental Concern in violation of any Environmental Law at any Inns that could reasonably be expected to give rise to any material liability under any Environmental Law; (iii) no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under any Environmental Law to which Lessee is, or to the knowledge of Lessee, will be, named as a party is pending or, to the knowledge of Lessee, threatened, with respect to Lessee nor, to the knowledge of Lessee, is Lessee or any of the Lessee Operating Division the subject of any investigation in connection with any such proceeding or potential proceeding; (iv) to Lessee's knowledge, there are no past, present, or anticipated future events, conditions, circumstances, practices, plans, or legal requirements that could reasonably be expected to prevent, or materially increase the burden on Lessee of complying with applicable Environmental Laws or of obtaining, renewing, or complying with all permits required under Environmental Laws; and (v) Lessee has provided to Purchaser true and complete copies of all reports in Lessee's possession with respect to Environmental Laws relating to the Lessee Operating Division.

     (m)  Employee Matters.
          ----------------

          (i)   Schedule 4.1(m)(i) sets forth a complete and accurate list of
                ------------------
     each of the following which is sponsored, maintained or contributed to by Lessee or any trade or business, whether or not incorporated, that together with Lessee would be considered a single employee under Section 414(b),
     (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA (a "Lessee ERISA Affiliate") for the benefit of any person who, as of the Closing, is a current or former employee of Lessee or any Lessee ERISA Affiliate: (i) each "employee benefit plan," as such term is defined in Section 3(3) of ERISA (each, a "Lessee Plan"); and (ii) each material personnel policy, stock option plan, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy, program or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, retiree benefit plan or arrangement, material fringe benefit program or practice (whether or not taxable), employee loan, consulting agreement, and employment agreement (each, a "Lessee Benefit Program or Agreement") (such Lessee Plans and Lessee Benefit Programs or Agreements are sometimes collectively referred to in this Agreement as the "Lessee Employee Benefit Plans").

          (ii) True, correct and complete copies of each of the Lessee Plans and related trust agreements, if applicable, including all amendments thereto, have been furnished or made available to Purchaser. There also has been furnished or made available to Purchaser, with respect to each Lessee Plan required to file such report and provide such description, the report on Form 5500 for the past three years, to the extent applicable, and the most recent summary plan description. True, correct and complete copies or descriptions of all Lessee Benefit Programs or Agreements also have been furnished or made available to Purchaser.

          (iii) Except as otherwise set forth on Schedule 4.1(m)(iii):  (i)
                                                 --------------------
     neither Lessee nor any Lessee ERISA Affiliate contributes to or has an obligation to contribute to, or has at any time contributed to or had an obligation to contribute to, a multiemployer plan within the meaning of
     Section 3(37) of ERISA [or any other plan subject to Title IV of ERISA];
     (ii) all reports, returns, notices, disclosures and other documents relating to the Lessee Plans required to be filed with or furnished to governmental entities, plan participants or plan beneficiaries have been timely filed or furnished in accordance with applicable law, and each Lessee Employee Benefit Plan has, to the knowledge of Lessee, been administered in all material respects in compliance with its governing written documents; (iii) each of the Lessee Plans intended to be qualified under Section 401 of the Code satisfies the requirements of such Section and has received a favorable determination letter from the IRS regarding such qualified status and has not been amended, or, to the knowledge of Lessee, operated or administered in a way which would adversely affect such qualified status; (iv) there are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of Lessee, contemplated or threatened against, or with respect to, any of the Lessee Employee Benefit Plans or their assets; (v) each trust maintained in connection with each Lessee Plan which is qualified under
     Section 401 of the Code is tax exempt under Section 501 of the Code; (vi) all contributions required to be made to the Lessee Employee Benefit Plans have been made timely; (vii) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, and there has been no termination or partial termination of any Lessee Plan within the meaning of Section 411(d)(3) of the Code; (viii) to the knowledge of Lessee, no act, omission or transaction has occurred which could result in imposition on Lessee or any Lessee ERISA Affiliate of (A) breach of fiduciary duty liability damages under Section 409 of ERISA, (B) a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA or (C) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code; (ix) to the knowledge of Lessee, there is no matter pending with respect to any of the Lessee Plans before the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation (the "PBGC"); (x) each of the Lessee Employee Benefit Plans complies, in all material respects in form and operation, with the applicable provisions of the Code and ERISA; (xi) each Lessee Employee Benefit Plan may be unilaterally amended or terminated in its entirety by Lessee or the Lessee Affiliates; (xii) Lessee and the Lessee ERISA Affiliates have no liabilities or other obligations, whether actual or contingent, under any Lessee Employee Benefit Plan for post-employment welfare benefits of (other than COBRA continuation coverage); and (xiii) neither Lessee nor any of the Lessee ERISA Affiliate or any present or former director or officer, employee or other agent of Lessee or any of the Lessee ERISA Affiliates has made any written or oral representations or promises to any present or former director, officer or employee concerning his or her tenure of employment or the conditions under which such employment may be terminated by Lessee any of the Lessee ERISA Affiliates which will be binding upon or enforceable against Lessee after the Effective Date of this Agreement.

          (iv) With respect to the Lessee Employee Benefit Plans, there exists no condition or set of circumstances in connection with Lessee that could be expected to result in liability reasonably likely to have a Material Adverse Effect on Lessee under ERISA, the Code or any other applicable law. With respect to the Lessee Employee Benefit Plans, individually and in the aggregate, there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted or otherwise disclosed in accordance with GAAP, on the financial statements of Lessee, which obligations are reasonably likely to have a Material Adverse Effect on Lessee.

          (v) The execution and delivery of this Agreement will not result in any payment becoming due to any employee or group of employees of Lessee.

     (n)  Tax Matters.
          -----------

          (i) Lessee has filed all Tax Returns required to be filed in the manner prescribed by law and has paid all Taxes due (whether or not shown on such Tax

     Returns), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all Taxes that Lessee is or was required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the appropriate governmental authority.

          (ii)  Except as set forth on Schedule 4.1(n)(ii), as of the date
                                       -------------------
     hereof, to the knowledge of Lessee, no action, suit, proceeding, investigation, claim or audit has been commenced, or is pending or threatened, with respect to Lessee, in respect of any Taxes. Any deficiency proposed as a result of such action, suit, proceeding, investigation, claim or audit has been paid or, as described on Schedule 4.1(n)(ii), are being
                                                -------------------
     contested in good faith by appropriate proceedings.

          (iii) Except as set forth on Schedule 4.1(n)(iii) or as would not
                                       --------------------
     individually or in the aggregate, reasonably be likely to have a Material Adverse Effect, Lessee will not be required to include any amount in income for any taxable period ending after the Closing Date by reason of a change in method of accounting, any closing or similar agreement with a governmental authority, any installment sale or any other item which economically accrued prior to the Closing Date.

     (o) Contracts with Certain Persons. Schedule 4.1(o) sets forth each
         ------------------------------  ---------------
agreement or arrangement (other than the Master Leases and the Billboard Leases) in excess of $50,000 between Lessee, on the one hand, and Jameson, or any other Affiliate of Lessee, or any officers, directors, or holders of more than a 5% equity interest in any of the foregoing, on the other hand to the extent that such agreement or arrangement is included in the Assumed Liabilities or Included Assets or otherwise relates to or affects the Lessee Operating Division.

     (p) Insurance. Lessee maintains policies of fire, flood and casualty,
         ---------
liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are reasonable for the Lessee Operating Division. As of the date hereof, the insurance policies maintained with respect to Lessee and the Lessee Operating Division (the "Insurance Policies") are listed in Schedule 4.1(p). All Insurance Policies are in full force and effect,
          ---------------
and all premiums due and payable thereon have been paid except for any of the foregoing which, individually or in the aggregate, would not have a Material Adverse Effect. To the knowledge of Lessee, no insurer under any such policy has canceled or generally disclaimed liability under any such policy or indicated any intent to do so or to materially increase the premiums payable under or not renew any such policy except for any of the foregoing which, individually or in the aggregate, would not have a Material Adverse Effect.

     (q) Certain Fees. Except as set forth on Schedule 4.1(q), neither Lessee
         ------------                         ---------------
nor any of the officers, directors or employees thereof has employed any broker or finder or incurred any other Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby other than amounts, if any, that may be payable to Bank of America Securities by virtue of its engagement by Jameson.

     (r) Title; Absence of Liens. At the Closing, Purchaser will acquire from
         -----------------------
Lessee good title to the Included Assets with respect to the Lessee Operating Division free and clear of all Liens, rights, options, agreements or limitations on voting rights of any nature whatsoever.

     SECTION 4.2 REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Lessee as follows:

     (a) Due Organization; Power and Good Standing. Purchaser is duly organized,
         -----------------------------------------
validly existing and in good standing under the laws of the State of __________, and has the requisite power and authority to own, lease and operate its properties and to conduct its business as now conducted by it. Purchaser has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. Purchaser is qualified to do business and is in good standing as a foreign corporation, partnership or other entity, as applicable, in all jurisdictions in which it conducts its business, except where the failure to be so qualified would not, individually or in the aggregate, materially adversely affect its ability to perform its obligations hereunder.

     (b) Authorization and Validity of Agreement. Purchaser has all requisite
         ---------------------------------------
power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance and other similar laws affecting the enforcement of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

     (c) No Government Approvals or Notices Required; No Conflict with
         -------------------------------------------------------------
Instruments. Except as described in Schedule 4.2(c), the execution, delivery and
-----------                         ---------------
performance of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not (i) violate, conflict with or result in a breach of any provision of the Articles of Incorporation or bylaws of such party, (ii) except for any filings required under the HSR Act, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, (iii) require the consent or approval of any Person (other than a Governmental Authority), violate, conflict with or result in a breach of any provision of, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to any Person any right of termination, cancellation, amendment or acceleration under, or result in the creation of a Lien on any of the assets, properties or limited liability interests of Purchaser, under any of the provisions of any contract, lease, note, permit, franchise, license or other instrument or agreement to which Purchaser is a party or by which it or its assets or properties are bound, or (iv) violate or conflict with any order, writ, injunction, decree, statute, rule or regulation of any Governmental Authority or arbitrator applicable to Purchaser or its assets or properties; other than any consents and approvals the failure of which to obtain and any violations, conflicts, breaches and defaults set forth pursuant to clauses (ii),
(iii) and (iv) above which, individually or in the aggregate, would not materially adversely affect the ability of Purchaser to perform its obligations hereunder.

     (d) Legal Proceedings.  Except as disclosed on Schedule 4.2(d), as of the
         -----------------                          ---------------
date hereof, there is no litigation, claim, arbitration, proceeding or investigation pending to which Purchaser is a party or, to the knowledge of Purchaser, threatened against Purchaser or relating to any of the assets of Purchaser or the transactions contemplated hereby which, either individually or in the aggregate, would reasonably be expected to restrain or enjoin the consummation of any of the transactions contemplated hereby.

     (e) Certain Fees. Except as disclosed on Schedule 4.2(e), neither Purchaser
         ------------                         ---------------
nor any of its officers, directors or employees thereof has employed any broker or finder or incurred any other Liabilities for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

     SECTION 4.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties given by the parties in Article 4 shall be deemed repeated and remade at the Closing as if made at such time and shall, notwithstanding any investigation on the part of any other party, survive the Closing until the two year anniversary thereof, at which time such representations and warranties will terminate, provided that the representations and warranties contained in Sections 4.1(b), 4.1(r) and 4.2(b) shall survive the Closing and shall not terminate, and the representations and warranties contained in Sections 4.1(m) and 4.1(n) shall survive until the expiration of the statute of limitations with respect thereto.

                                   ARTICLE 5
                                   COVENANTS

     SECTION 5.1 CONDUCT OF BUSINESS PENDING THE CLOSING. Except with the prior written consent of Purchaser and except as may be expressly permitted by this Agreement, prior to the Closing, Lessee shall operate and conduct the Lessee Operating Division only in the usual, regular and ordinary manner, on a basis consistent with past practice and, to the extent consistent with such operation and conduct, use its reasonable best efforts to preserve its present business organization intact, keep available the services of its present employees, preserve its present business relationships and maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business. Without limitation of the foregoing, prior to the Closing, except as expressly permitted by this Agreement, Lessee shall not take any of the foregoing actions so as to materially affect adversely the Lessee Operating Division:

     (a) amend its Articles of Organization or Operating Agreement;

     (b) form any partnership, limited liability company or other joint venture (other than in the ordinary course consistent with past practice of such business), acquire or dispose of any business (whether by merger, purchase or otherwise) or of any assets (other than in the ordinary course consistent with past practice of such business) or acquire or dispose of any investment in any Person;

     (c) make or incur any capital expenditures other than in the ordinary course of business consistent with past practice and in no event in excess of $10,000 individually or $100,000 in the aggregate;

     (d) enter into any transaction involving the incurrence, assumption or guarantee of indebtedness other than in the ordinary course of business consistent with past practice;

     (e) enter into any agreement of the type described in Sections 4.1(f), 4.1(g)(ii) or (iii) or 4.1(o) which contemplates payments in excess of $50,000 during any one year or $300,000 over the term of the contract; provided, however, that Lessee may enter into any agreement or amend any existing agreement in connection with the acquisition or development of Inns by Jameson or any Subsidiary thereof but only to the extent that (x) such acquisition or development is in compliance with the Transaction Agreement, if any, and (y) any such agreement is of the type and contains terms that are in the ordinary course of business consistent with past practice of Lessee; provided further, that Lessee may pay reasonable legal fees and expenses incurred in connection with the transactions contemplated hereby;

     (f) terminate or amend in any material respect any agreement listed or required to be listed on Schedule 4.1(f), 4.1(g)(ii) or (iii) or 4.1(o);
                         ----------------------------------------------

     (g) file any voluntary petition for bankruptcy or receivership or fail to oppose any other Person's petition for bankruptcy of, or action to appoint a receiver regarding, it;

     (h) except as required by applicable law or to the extent required under existing employee benefit plans, agreements or arrangements as in effect on the date of this Agreement, (1) increase the compensation or fringe benefits of any employee, except for increases, in the ordinary course of business, in salary or wages of employees who are not directors or officers, (2) grant any severance or termination pay to any employee or (3) enter into or amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any employee;

     (i) change any accounting principle except as required by GAAP;

     (j) change any election with respect to Taxes;

     (k) cancel any indebtedness payable to it in excess of $10,000;

     (l) make any loan or other advance to any Person other than advances to wholly owned Subsidiaries in existence on the date hereof; or

     (m) authorize any of, or commit or agree to take any of, the foregoing actions.

     SECTION 5.2 ACCESS TO INFORMATION. From the date hereof to the Closing Lessee shall, upon prior reasonable notice, afford the officers, employees, auditors and other agents of Purchaser reasonable access during normal business hours to the officers, employees, properties, offices, plants and other facilities of Lessee and to the contracts, commitments, books and records relating thereto, and shall use commercially reasonable efforts to furnish such Persons all such documents and such financial, operating and other data and information regarding the Lessee Operating Division and Persons that are in the possession of such Person as Purchaser, through its officers, employees or agents, may from time to time reasonably request.

     SECTION 5.3 AGREEMENT TO COOPERATE; FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use all reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, including providing information and using reasonable best efforts to obtain all necessary or appropriate waivers, consents and approvals, and effecting all necessary registrations and filings. In case at any time after the Closing Date any further action is necessary or desirable to transfer any of the Included Assets or assume the Assumed Liabilities pursuant to the terms of this Agreement, or to otherwise to carry out the terms of this Agreement, the parties hereto and their respective Affiliates shall execute such further documents (including assignments, acknowledgments and consents and other instruments of transfer) and shall take such further action as shall be necessary or desirable to effect such transfer and to otherwise carry out the terms of this Agreement, in each case to the extent not inconsistent with applicable law.

     SECTION 5.4 CONSENTS. Notwithstanding anything to the contrary contained in this Agreement, to the extent that the sale, conveyance, transfer, assignment or delivery or attempted sale, conveyance, transfer, assignment or delivery to the Purchaser of any of the Lessee Operating Division is prohibited by applicable law or would require any governmental or third-party authorization, approval, consent or waiver and such authorization, approval, consent or waiver shall not have been obtained prior to the Closing, this Agreement shall not constitute a sale, conveyance, transfer, assignment or delivery, or an attempted sale, conveyance, transfer, assignment or delivery thereof if any of the foregoing would constitute a breach of applicable law or the rights of any third party; provided, however, that, except to the extent that a condition to closing set forth herein, if any, relating to the foregoing shall not be satisfied (in which case the Closing shall not occur unless waived by Purchaser, on the one hand or Lessee on the other hand, as applicable), the Closing shall occur notwithstanding the foregoing on account of such required authorization. Following the Closing, Lessee shall use all reasonable best efforts to obtain promptly such authorizations, approvals, consents or waivers.

     SECTION 5.5 PUBLIC STATEMENTS. Before any party to this Agreement or any Affiliate of such Person shall release any statements concerning this Agreement or the matters contemplated hereby which is intended for or may result in public dissemination thereof, such Persons shall cooperate with the other Persons and provide the other Persons the reasonable opportunity to review and comment upon any such statements and shall not release or permit release of any such information without the consent of the other Persons, which shall not be unreasonably withheld.

     SECTION 5.6 NOTIFICATION OF CERTAIN MATTERS. Each party to this Agreement shall give prompt notice to each other Person of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of such Person contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date, and (ii) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.6 shall not limit or otherwise affect any remedies available to the party receiving such notice. No disclosure by any party pursuant to this Section 5.6 shall be deemed to amend or supplement the disclosures set forth on the Schedules hereto or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

     SECTION 5.7 TRANSFER TAXES. Purchaser shall bear all recording fees and other sales, transfer, use, purchase, stamp or similar taxes resulting or arising out of the transactions contemplated hereby.

     SECTION 5.8 INJUNCTIONS OR RESTRAINTS. In the event that there exists at or prior to the Closing Date (i) any injunction, restraining order or other decree of any nature of any court of competent jurisdiction or other Governmental Authority that is in effect that restrains or prohibits the consummation of any of the transactions contemplated hereby or (ii) any action taken, or any statute, rule, regulation or order enacted, entered or enforced, which makes the consummation of the transactions contemplated hereby illegal, each party to this Agreement shall use its reasonable commercial efforts to have any such injunction, order, decree, action, statute, rule or regulation vacated or declared inapplicable.

     SECTION 5.9 CERTAIN OBLIGATIONS. Effective not later than the Closing, the arrangements referred to in Section 6 of that certain agreement dated May __, 2000 between Lessee and Jameson to which this form of Agreement is attached as Exhibit A shall be terminated and all actions contemplated by such section shall have been taken. From and after the Closing Purchaser shall be entitled to enforce the rights and receive the benefits of Jameson contemplated by such section. Purchaser shall cause Jameson to comply with its obligations and commitments under that section.


                                   ARTICLE 6
                             CONDITIONS TO CLOSING

     SECTION 6.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PARTY. The respective obligations of each party to this Agreement to consummate the transactions contemplated hereby shall be subject to the satisfaction (or waiver by the party entitled to the benefit of such condition) of each of the following conditions at or prior to the Closing:

     (a) No Injunctions or Restraints. There shall not be (i) any injunction,
         ----------------------------
restraining order or other decree of any nature of any court of competent jurisdiction or other Governmental Authority that is in effect that restrains or prohibits the consummation of any of the transactions contemplated hereby, or
(ii) any action taken, or any statute, rule, regulation or order enacted, entered or enforced, which makes the consummation of the transactions contemplated hereby illegal.

     (b) HSR Act. Any waiting period (and any extension thereof) under the HSR
         -------
Act applicable to the transactions contemplated hereby shall have expired or been terminated.

     (c) Consummation of the Transaction. The Transaction contemplated by the
         ------------------- -----------
Transaction Agreement shall have been consummated concurrently with the consummation of the transactions contemplated hereby.

     SECTION 6.2 CONDITIONS PRECEDENT TO OBLIGATION OF THE PURCHASER. The obligation of Purchaser to consummate the transactions contemplated hereby shall be subject to the satisfaction of each of the following conditions (unless waived by the Purchaser) at or prior to the Closing:

     (a) Accuracy of Representations and Warranties. The representations and
         ------------------------------------------
warranties of Lessee contained in this Agreement shall be true and correct in all material respects (except for representations having a materiality or Material Adverse Effect qualification, which shall be correct in all respects), in each case on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of such time, except to the extent such representations and warranties by their terms speak as of a specified date, in which case they shall be so true and correct as of such date; and Purchaser shall have received from Lessee a certificate to such effect dated as of the Closing Date and signed by the President of Lessee.

     (b) Covenants. Lessee shall have complied in all material respects with
         ---------
each covenant contained in this Agreement to be performed by it on or prior to the Closing; and Purchaser shall have received from the Lessee a certificate to such effect dated as of the Closing and signed by the President of Lessee.

     (c) Material Adverse Change. Since the date of this Agreement through and
         -----------------------
including the Closing Date, there shall have been no Material Adverse Effect on the Lessee Operating Division and the Purchaser shall have received from Lessee a certificate to such effect dated as of the Closing and signed by the President of Lessee.

     (d) Consents. All consents and waivers  from Governmental Authorities and
         --------
third parties necessary in connection with the consummation of the transactions contemplated hereby shall have been obtained and not subsequently been revoked as of the Closing Date other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, result in a Material Adverse Effect.

     SECTION 6.3 CONDITIONS PRECEDENT TO OBLIGATIONS OF LESSEE. The obligation of Lessee to consummate the transactions contemplated hereby shall be subject to the satisfaction of each of the following conditions (unless waived by Lessee) at or prior to the Closing:

     (a) Accuracy of Representations and Warranties. The representations and
         ------------------------------------------
warranties of Purchaser, contained in this Agreement shall be true and correct in all material respects (except for representations having a materiality or Material Adverse Effect qualification, which shall be correct in all respects), in each case on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of such time, except to the extent such representations and warranties by their terms speak as of a specified date, in which case they shall be so true and correct as of such date; and Lessee shall have received from Purchaser certificates to such effect dated as of the Closing Date and signed by an officer of Purchaser.

     (b) Covenants. Purchaser shall have complied in all material respects with
         ---------
each covenant contained in this Agreement to be performed by it on or prior to the Closing; and Lessee shall have received from Purchaser certificates to such effect dated as of the Closing Date and signed by an officer of Purchaser.

                                   ARTICLE 7
                                  TERMINATION

     SECTION 7.1 TERMINATION EVENTS. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

     (a) by mutual written consent of Lessee and Purchaser;

     (b) by Purchaser, upon a breach of any representation, warranty, covenant, obligation or agreement on the part of Lessee set forth in this Agreement, in any case such that the conditions set forth in Section 6.2(a) or 6.2(b), as the case may be, are not satisfied or would be incapable of being satisfied within 30 days after the giving of written notice of such breach to Lessee;

     (c) by Lessee, upon a breach of any representation, warranty, covenant, obligation or agreement on the part of Purchaser, such that the conditions set forth in Section 6.3(a) or 6.3(b) are not satisfied or would be incapable of being satisfied within 30 days after the giving of written notice of such breach to Purchaser;

     (d) by either Lessee or Purchaser if any court of competent jurisdiction in the United States shall have issued a final and unappealable permanent injunction, order, judgment or other decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, provided that the party seeking to terminate this Agreement under this clause (d) is not then in material breach of this Agreement and provided, further, that the right to terminate this Agreement under this clause (d) shall not be available to any party who shall not have used reasonable commercial efforts to avoid the issuance of such order, decree or ruling;

     (e) by either Lessee or Purchaser if the Transaction Agreement shall have been terminated in accordance with its terms; and

     (f) automatically if the Transaction has not been consummated within six months from the date of this Agreement.

     SECTION 7.2 EFFECT OF TERMINATION. In the event of any termination of the Agreement as provided in Section 7.1 hereto, this Agreement shall forthwith become wholly void and of no further force or effect and there shall be no liability on the part of any parties hereto or their respective officers or directors. Notwithstanding the foregoing, no party hereto shall be relieved from liability for any willful breach of this Agreement.


                                   ARTICLE 8
                                INDEMNIFICATION

     SECTION 8.1 INDEMNIFICATION BY PURCHASER. From and after the Closing, Purchaser shall indemnify and hold harmless Lessee and its Affiliates, agents, members, officers, successors and assigns from and against any and all Losses suffered or incurred by any such indemnified Person arising from, relating to or otherwise in respect of (a) any breach of, or inaccuracy in, any representation or warranty of Purchaser contained in this Agreement, and (b) any breach of any covenant of Purchaser contained in this Agreement.

     SECTION 8.2 INDEMNIFICATION BY LESSEE. From and after the Closing, Lessee shall indemnify and hold harmless Purchaser and their Affiliates and respective directors, officers, employees, agents, successors and assigns of any of the foregoing from and against any and all Losses suffered or incurred by any such indemnified Person arising from, relating to or otherwise in respect of (a) any breach of, or inaccuracy in, any representation or warranty of Lessee contained in this Agreement; and (b) any breach of any covenant of Lessee contained in this Agreement.

     SECTION 8.3 TAX INDEMNIFICATION. Notwithstanding any other provision of this Agreement (but subject to Section 8.6), following the Closing, Lessee shall indemnify and hold harmless Purchaser and its Affiliates and directors, officers, employees, agents, successors and assigns from and against any and all Losses suffered or incurred by any such indemnified Person arising from, relating to or otherwise in respect of (a) any breach of, or inaccuracy in, any representation or warranty in Section 4.1(n), and (b) any and all income taxes of Lessee or any member thereof for any taxable period or year ending before the Closing Date.

     SECTION 8.4 THIRD-PARTY CLAIMS. If a claim by a third party is made against an indemnified Person hereunder, and if such indemnified Person intends to seek indemnity with respect thereto under this Article 8, such indemnified Person shall promptly notify the indemnifying Person in writing of such claims setting forth such claims in reasonable detail, provided that failure of such indemnified Person to give prompt notice as provided herein shall not relieve the indemnifying Person of any of its obligations hereunder, except to the extent that the indemnifying Person is materially prejudiced by such failure. If the indemnifying Person acknowledges in writing its obligation to indemnify the indemnified Person against any Losses that may result from such third party claim, then the indemnifying Person shall have 20 days after receipt of such notice to undertake, through counsel of its own choosing, subject to the reasonable approval of such indemnified Person, and at its own expense, the settlement or defense thereof, and the indemnified Person shall cooperate with it in connection therewith; provided, however, that the indemnified Person may participate in such settlement or defense through counsel chosen by such indemnified Person, provided that the fees and expenses of such counsel shall be borne by such indemnified Person. The indemnifying Person shall not settle any claim or consent to the entry of any judgment without the prior written consent of the indemnified Person, unless (i) such settlement or judgment includes as an unconditional term thereof the giving by the claimant of a release of the indemnified Person from all Liability with respect to such claim and (ii) such settlement or judgment does not involve the imposition of equitable remedies or the imposition of any material obligations on such indemnified Person other than financial obligations for which such indemnified Person will be indemnified hereunder. If the indemnifying Person shall assume the defense of a claim, the fees of any separate counsel retained by the indemnified Person shall be borne by such indemnified Person unless there exists or is reasonably likely to exist a conflict of interest between them as to their respective legal defenses (other than one that is of a monetary nature) in the reasonable judgment of the indemnified Person, in which case the indemnified Person shall be entitled to retain one law firm as its separate counsel, the reasonable fees and expenses of which shall be reimbursed as they are incurred by the indemnifying Person. If the indemnifying Person does not notify the indemnified Person within 20 days after the receipt of the indemnified Person's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof and that it acknowledges its obligation to indemnify the indemnified Person against any Losses that may result from such claim, the indemnified Person shall have the right to contest, settle or compromise the claim in a reasonable manner, and the indemnifying Person shall cooperate with in connection therewith, but the indemnified Person shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

     SECTION 8.5 TERMINATION OF INDEMNIFICATION. The obligations to indemnify and hold harmless a party hereto pursuant to Sections 8.1, 8.2 and 8.3 hereto shall terminate upon the termination of the relevant representation or warranty pursuant to Section 4.3; provided, however, that such obligation to indemnify and hold harmless shall not terminate with respect to any item as to which the Person to be indemnified shall have, before the expiration of the applicable period, previously made a claim by delivering a written notice (stating in reasonable detail the basis of such claim) to the indemnifying party.

     SECTION 8.6 LIMITATIONS ON INDEMNITY OBLIGATIONS. (a) Notwithstanding any contrary provision of this Agreement, the maximum liability of Purchaser on the one hand or Lessee on the other hand, pursuant to its indemnification obligation under Section 8.1(a) or Section 8.2(a) is $17,000,000; Provided, however, that this limitation does not apply to any indemnification obligations under either
Section 8.1 relating to a breach of any representation or warranty set forth in
Section 4.2(b) or Section 8.2
relating to a breach of any representation or warranty set forth in Sections 4.1(b) or 4.1(r) or any other section of this Article 8.

     (b)  No amount shall be payable:

          (i) under Section 8.1(a) unless and until the aggregate amount of Losses exceeds $250,000 (and if such amount is so exceeded, then only those Losses shall then be payable in accordance with this Article 8 to the extent such Losses exceed $250,000);

          (ii) under Section 8.2(a) unless and until the aggregate amount of Losses exceeds $250,000 (and if such amount is so exceeded, then only those Losses shall then be payable in accordance with this Article 8 to the extent such Losses exceed $250,000);

          (iii) no amount shall be payable under clause (a) of Sections 8.1 or
     8.2 for any breach the Losses arising from which in any individual case amounts to $10,000 or less, and such Losses shall not be included in establishing the thresholds established in clauses (i) and (ii) of Section 8.6(b) and, in connection with the foregoing, the parties agree that any breach of any representation in clause (i) of Section 4.1(n) which relates to sales taxes shall be determined also on an individual basis, subject to the $10,000 threshold, and on an Inn by Inn basis for any particular taxable year;

     (c) References in Article 4 to Material Adverse Effect and material adverse effect qualifiers shall be disregarded for purposes of determining whether a party has incurred Losses pursuant to Section 8.1(a) and 8.2(a).

     SECTION 8.7 EXCLUSIVE REMEDY. The indemnification provided in this Article 8 and Section 5.9 shall be the exclusive post-Closing remedy available to any party for any breach of any representation, warranty or covenant contained herein, except in circumstances involving fraud.


                                   ARTICLE 9
                    MISCELLANEOUS AGREEMENTS OF THE PARTIES

     SECTION 9.1 NOTICES. Any notice in connection with this Agreement shall be in writing and shall be delivered personally by overnight courier or by facsimile at the addresses or facsimile numbers given below. If notice is given by: (a) overnight courier, notice shall be deemed given when recorded on the records of the air courier as received by the receiving party; or (b) facsimile, notice shall be deemed given upon transmission, if on a business day and during business hours in the city of receipt; otherwise, notice shall be deemed to have been given at 9:00 A.M. on the next Business Day in the city of receipt.

     If to Lessee:

          Jameson Hospitality, L.L.C.
          8 Perimeter Center East
          Suite 8050
          Atlanta, Georgia 30346-1603
          Attn.: Thomas W. Kitchin
          Facsimile: (770) 901-9550
     with a copy to:

          King & Spalding
          1100 Louisiana, Suite 3300
          Houston, Texas 77002-5219
          Attn.:  Randolph C. Coley
          Facsimile: (713) 751-3290


     If to Purchaser, to:

          _______________________
          _______________________
          _______________________
          _______________________
          _______________________
          _______________________

     with copies to:

          _______________________
          _______________________
          _______________________
          _______________________
          _______________________
          _______________________

or to such other address as any such party shall designate by written notice to the other parties hereto.

     SECTION 9.2 INTEGRATION; AMENDMENTS. This Agreement (including the Schedules and Exhibits hereto) contains the entire agreement and understanding of the parties with regard to the matters contained herein and supercedes any prior written or oral agreement with respect to the subject matter hereto. This Agreement (including the Schedules and Exhibits hereto) may not be amended or modified except in a writing signed by all parties hereto.

     SECTION 9.3 WAIVER. No waiver by any of the parties hereto of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or agreements contained herein, and in any documents delivered or to be delivered pursuant to this Agreement and in connection with the Closing hereunder. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     SECTION 9.4 NO ASSIGNMENT; SUCCESSORS AND ASSIGNS. The parties' respective rights and obligations hereunder may not be assigned, transferred, pledged, or encumbered, in any manner, direct or indirect, contingent or otherwise, in whole or in part, voluntarily or by operation of law, without the prior written consent of the other parties, provided that Purchaser may assign, all of its rights and obligations under this Agreement to a Subsidiary or an Affiliate without the consent of the other parties hereto and such assignee shall assume and agree to perform the duties and obligations of Purchaser hereunder, and such assignee shall have all of the rights and obligations of Purchaser hereunder but Purchaser will remain liable for the obligations of it and the Purchaser hereunder. In the event the Purchaser qualifies as a REIT under the Code, Purchaser may assign its rights and obligations hereunder to a designee of Purchaser and such designee, as assignee, shall become Purchaser and shall have all of the rights and obligations of Purchaser hereunder, but Purchaser will remain liable for their obligations hereunder. This Agreement shall be binding on the parties hereto and their respective successors and permitted assigns.

     SECTION 9.5 EXPENSES. Except as set forth in this Agreement, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs.

     SECTION 9.6 SEVERABILITY. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect, and the parties hereto shall negotiate in good faith to replace such illegal, void or unenforceable provision with a provision that corresponds as closely as possible to the intentions of the parties as expressed by such illegal, void or unenforceable provision.

     SECTION 9.7 SECTION HEADINGS; TABLE OF CONTENTS. The section headings contained in this Agreement and the table of contents to this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     SECTION 9.8 THIRD PARTIES. Except for the beneficiaries of the indemnification provided in Article 7, this Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto nor create or establish any third party beneficiary hereto.

     SECTION 9.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

     SECTION 9.10 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by a party hereto in accordance with the specific terms hereof. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other party and to enforce specifically the terms and provisions of this Agreement in any federal court located in Atlanta, Georgia or in Fulton County Superior Court in Atlanta, Georgia, this being in addition to any other remedy to which either party hereto is entitled at law or in equity.

     In the event any dispute or difference of opinion arises under this Agreement, the parties hereto shall endeavor to resolve such dispute or difference of opinion by negotiation or mediation. If, for any reason, such mediation or negotiation fails to result in a mutually acceptable resolution, the parties agree to be bound by their consent to the jurisdiction of any federal court located in Atlanta, Georgia or Fulton County Superior Court located in Atlanta, Georgia.

     SECTION 9.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     SECTION 9.12 CUMULATIVE REMEDIES. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

     IN WITNESS WHEREOF, each of the parties has signed its name to this Agreement, authorized as of the day and year first above written.


                                 _____________________

                                 By:___________________
                                 Name:
                                 Title:



                                 JAMESON HOSPITALITY, L.L.C.


                                 By: ___________________
                                 Name:
                                 Title:

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